Exhibit 5.2

Consent of Independent Auditors

enCore Energy Corp.

Corpus Christi, Texas

We hereby consent to the incorporation by reference in this Registration Statement on Form F-10 of enCore Energy Corp. (the “Company”) of our report dated March 25, 2021, relating to the consolidated financial statements of Azarga Uranium Corp. appearing in the Company’s Registration Statement on Form 40-FR filed on August 30, 2022.

/s/ BDO Canada LLP

Chartered Professional Accountants

Vancouver, Canada

January 24, 2023